UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2024 (July 11, 2024)

MONEYLION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39346	85-0849243
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

249-245 West 17th Street, Floor 4

New York, NY 10011

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 300-9865

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ML	The New York Stock Exchange
Redeemable warrants: each whole warrant exercisable for 1/30th of one share of Class A common stock	ML WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Brad Hanson

On July 15, 2024, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors of MoneyLion Inc. (the “Company”) appointed Brad Hanson as a member of the Board of Directors and as Chair of the Audit Committee. Mr. Hanson was appointed to serve in Class I to fill the vacancy following Jeff Gary’s resignation, as described further below, with a term expiring at the Company’s 2025 Annual Meeting of Stockholders and until his successor is duly elected and qualified or until his earlier resignation, death or removal.

Mr. Hanson will receive compensation for his service as a non-employee director in accordance with the Company’s Outside Director Compensation Program, as described in the Proxy Statement relating to the Company’s 2024 Annual Meeting of Stockholders, filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 29, 2024, and a copy of which was filed with the SEC on March 17, 2022 as Exhibit 10.14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

The Company and Mr. Hanson also have entered into the Company’s standard form of indemnification agreement, a copy of which was filed with the SEC on September 28, 2021 as Exhibit 3.4 to the Company’s Current Report on Form 8-K (001-39346).

There are no family relationships between Mr. Hanson and any of the Company’s directors or executive officers and Mr. Hanson does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K as promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  There were no arrangements or understandings by which Mr. Hanson was named a director.

Resignation of Jeff Gary

On July 11, 2024, Jeff Gary, a Class I director and the Chair of the Audit Committee, notified the Board of Directors of his decision to resign as a director of the Company as of July 11. Mr. Gary’s decision to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 7.01 Regulation FD.

On July 16, 2024, the Company issued a press release announcing the matters described in Item 5.02 hereof. A copy of the press release is attached hereto and filed as Exhibit 99.1 and incorporated by reference herein.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, is being “furnished” herewith and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that section, or incorporated by reference in any filing made by MoneyLion under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1*	Press release, dated July 16, 2024, issued by MoneyLion Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYLION INC.

	By:	/s/ Richard Correia
	Name:	Richard Correia
	Title:	President, Chief Financial Officer and Treasurer

Date: July 16, 2024

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